EXHIBIT 5

                [O'SULLIVAN GRAEV & KARABELL, LLP]




                                   September 9, 1996


VIA EDGAR

Advanced Health Corporation
560 White Plains Road
Tarrytown, New York  10591

                   Advanced Health Corporation
         2,300,000 Shares of Common Stock, $.01 par value

Dear Sirs:

     We have acted as counsel for Advanced Health Corporation, a Delaware corporation (the "Company") in connection with the preparation and filing of the Registration Statement of the Company on Form S-1 (File No. 333-06283) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 2,300,000 shares of its Common Stock, $.01 par value (the "Common Stock") (including 300,000 shares reserved for issuance pursuant to the Underwriters' over-allotment option) (such shares of Common Stock are referred to as the "Shares"), of the Company. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Registration Statement. You have requested that we furnish our opinion as to the matters hereinafter set forth.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of rendering the opinions set forth below. As to certain questions of fact material to the opinions contained herein, we have relied upon certificates or statements of officers of the Company and certificates of public officials. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, we are of the opinion as follows:

     1. The Company is a validly existing corporation under the laws of the State of Delaware.

     2. Assuming that the Certificate of Amendment to the Restated Certificate of Incorporation of the Company, as amended (filed as part of Exhibit 3.1 to the Registration Statement) is filed with the Secretary of State of the State of













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Advanced Health Corporation
September 9, 1996
Page 2




Delaware on or before the date on which the Registration Statement becomes effective, as contemplated by the Registration Statement, the Shares will have been duly authorized and, when issued and sold as contemplated by the Registration Statement and the Underwriting Agreement to be entered into among the Company and Cowen & Company and Volpe, Welty & Company, as representatives of the Underwriters, will be validly issued, fully paid and nonassessable.

     We are admitted to the Bar of the State of New York and we express no opinion as to the laws of the any other jurisdiction other than the Delaware General Corporation Law.

     We know that we are referred to under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5 thereto.

                              Very truly yours,


                              /s/ O'Sullivan Graev & Karabell, LLP